Free Writing Prospectus

Van Eck Merk Gold Trust

Gold Bull Market Gains Momentum

0001546652

Pursuant to 433/164

333-180868

Gold Bull Market Gains Momentum

By Joe Foster

Portfolio Manager and Strategist

Key Takeaways as of June 30, 2016

Several macroeconomic forces are contributing to financial risk concerns and many investors continue to favor gold investments.

The events of the first half of 2016 have reinforced our belief that gold is now resuming a secular bull market.

Despite strong gains in 2016, current valuations of gold stocks and their historical relationship to bullion indicate to us that there is still upside potential.

Read Joe's full Commentary

Investing in Gold Shares with VanEck
VanEck International Investors Gold Fund (INIVX)

An actively managed portfolio with a over 40 year track record of investing in gold miners. Geologist Joe Foster has been a part of the investment team since 1996.

VanEck Vectors Gold Miners ETF (GDX) and VanEck Vectors Junior Gold Miners ETF (GDXJ) offer convenient and cost-effective access to gold miners.

VanEck Merk Gold Trust (OUNZ) offers investors exposure to gold with the ability to take physical delivery of gold if desired.

The issuer has filed a registration statement with the SEC for offering to which this communication relates. Before you invest, you should read the prospectus and other documents.